EXHIBIT 99.1



FOR IMMEDIATE RELEASE                    Contact:
---------------------
Friday, August 1, 2003                   Neal E. Murphy
                                         Senior Vice President and Chief
                                         Financial Officer
                                         International Specialty Products Inc.
                                         (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
                          SECOND QUARTER 2003 RESULTS
                          ---------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today second quarter 2003 net income of $16.7 million compared with net income of $20.1 million in the second quarter of 2002. The second quarter of 2002 included $9.4 million of pre-tax gains resulting from a $5.5 million gain on the sale of the Company's FineTech business and a $3.9 million gain on a contract settlement.

         While operating income in this year's second quarter was $37.1 million compared with $41.6 million in the comparable period last year, excluding gains in the second quarter of 2002 mentioned above, operating income increased from $32.2 million in the second quarter of 2002 to $37.1 million in the second quarter of 2003 - up 15% (see attached reconciliation of non-GAAP financial measures).

         On a comparable basis, excluding the aforementioned gains in the second quarter of 2002, operating income for the Specialty Chemicals segment improved 38% to $33.7 million compared with $24.5 million in last year's second quarter. The improved results were primarily attributable to higher unit volumes in the pharmaceutical and beverage product lines and the favorable impact of the weaker U.S. dollar.

         The Industrial Chemicals segment recorded an operating loss of $1.4 million in the second quarter of 2003 compared with operating income of $0.4 million in last year's second quarter. The Industrial Chemicals manufacturing operations are principally based in Europe and costs for this business have been adversely impacted by the stronger Euro and higher energy costs, partially offset by manufacturing efficiencies.

         Operating income for the Mineral Products business segment was $4.7 million in the second quarter of 2003, a decline of 35% from last year's second quarter because of unfavorable manufacturing costs, primarily as a result of higher energy costs, as well as lower pricing.

         Net sales for the second quarter of 2003 were $229.5 million compared with $214.7 million in the same period last year. The 7% increase in sales resulted from higher unit volumes in the pharmaceutical, food and beverage product lines and the favorable impact of the weaker U.S. dollar in Europe.

         Interest expense for the second quarter of 2003 was $19.1 million versus $21.2 million in the second quarter of 2002. The $2.1 million (10%) decrease was primarily due to lower average interest rates and, to a lesser extent, lower average borrowings. Investment income in the second quarter of 2003 was $6.0 million compared with $10.2 million in the same period last year. Other income, net, for the quarter was $1.3 million compared with $0.2 million of other expense, net, in the second quarter of 2002, with the higher income due primarily to favorable foreign exchange.

         At the end of June 2003, the total debt for the Company was $909.3 million, cash and cash equivalents were $81.5 million and marketable securities were $319.0 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $625.1 million and cash and cash equivalents of $42.0 million as of the end of June 2003. Capital expenditures for the second quarter of 2003 were $23.4 million, which included the acquisition of a food ingredient company in

Brazil. Depreciation and amortization expense was $15.1 million for the second quarter of 2003.

                              FIRST HALF RESULTS
                              ------------------

         For the first half of 2003, the Company recorded net income of $38.3 million compared with a net loss of $124.1 million in the first half of 2002. First half 2003 results include a $1.0 million after-tax cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." The first half of 2002 included a $155.4 million goodwill impairment charge, effective January 1, 2002, for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

         Income before the cumulative effect of changes in accounting principles was $39.3 million for the first half of 2003 compared with $31.3 million in the first half of 2002. The first half of 2002 included a $7.2 million pre-tax charge for the early retirement of debt and $12.2 million of pre-tax gains related to the sale of the Company's FineTech business and to the termination and settlement of contracts, while this year's first half includes a charge of $1.5 million for stock option payments related to ISP's going private transaction in the first quarter.

         Operating income for the first half of 2003 was $71.8 million compared with $75.4 million in the first half of 2002. Excluding the gains and charges in each period mentioned above, operating income on a comparable basis was $73.3 million and $63.2 million for the first half of 2003 and 2002, respectively (see attached reconciliation of non-GAAP financial measures). The higher operating income for the first half of 2003 includes improved results in the Company's Specialty Chemicals business segment, partially offset by losses in the Industrial Chemicals segment and lower results in the Mineral Products segment.

         On a comparable basis, excluding the aforementioned gains and charges, operating income for the Specialty Chemicals segment improved 44% to $68.0 million compared with $47.1 million in the first half of 2002. The improved results were primarily attributable to the personal care and pharmaceutical product lines, mainly due to higher volumes, manufacturing efficiencies, lower operating expenses and the favorable impact of the weaker U.S. dollar.

         The Industrial Chemicals segment recorded an operating loss of $4.1 million in the first half of 2003 compared with operating income of $3.1 million in last year's first half. The results were mainly attributable to lower pricing and to the adverse impact of the stronger Euro and higher energy costs, partially offset by manufacturing efficiencies.

         Operating income for the Mineral Products business segment was $8.7 million in the first half of 2003, a decline of 33% from last year's first half because of unfavorable manufacturing costs, primarily as a result of higher energy costs.

         Net sales for the first half of 2003 were $462.1 million compared with $433.8 million in the same period last year. The 6.5% increase in sales resulted from higher unit volumes in Industrial Chemicals and the pharmaceutical, food and beverage product lines and the favorable impact of the weaker U.S. dollar in Europe. These sales gains were partially offset by lower pricing in Industrial Chemicals and personal care and lower volumes in fine chemicals.

         Interest expense for the first half of 2003 was $39.0 million versus $44.0 million in the first half of 2002. The $5.0 million (11%) decrease was primarily due to lower average borrowings and, to a lesser extent, lower average interest rates. Investment income in the first half of 2003 was $26.9 million compared with $25.4 million in the same period last year. Other expense, net, for the first half was $0.1 million compared with $2.2 million in the first half of 2002, with the lower expense due primarily to favorable foreign exchange.

                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.



         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


                      INTERNATIONAL SPECIALTY HOLDINGS INC.
                         SALES AND EARNINGS (Unaudited)
                                   (Millions)

                                                       Second Quarter                   Six Months
                                               -----------------------------    ---------------------------
                                                   2002              2003         2002 (A)         2003
                                               -----------      ------------    -----------    ----------
Net sales...................................   $     214.7      $    229.5     $     433.8     $    462.1
Cost of products sold.......................        (138.6)         (147.2)         (284.0)        (299.8)
Selling, general and administrative.........         (43.7)          (45.0)          (86.1)         (88.7)
Other operating gains and (charges), net....           9.4               -            12.2           (1.5)
Amortization of intangible assets...........          (0.2)           (0.2)           (0.5)          (0.3)
                                               -----------      ----------     -----------     ----------
Operating income............................          41.6            37.1            75.4           71.8
Interest expense............................         (21.2)          (19.1)          (44.0)         (39.0)
Investment income...........................          10.2             6.0            25.4           26.9
Charge for early retirement of debt.........             -               -            (7.2)             -
Other income (expense), net.................          (0.2)            1.3            (2.2)          (0.1)
                                               -----------      ----------     -----------     ----------
Income before income taxes and cumulative
  effect of changes in accounting principles          30.4            25.3            47.4           59.6
Income taxes................................         (10.3)           (8.6)          (16.1)         (20.3)
                                               -----------      -----------    -----------     ----------
Income before cumulative effect of changes
  in accounting principles..................          20.1            16.7            31.3           39.3
Cumulative effect of changes in accounting
    principles, net of income tax benefit
    of $0.6 in 2003.........................             -               -          (155.4)          (1.0)
                                               -----------      ----------     -----------     ----------
Net income (loss)...........................   $      20.1      $     16.7     $    (124.1)    $     38.3
                                               ===========      ==========     ===========     ==========





(A) The Sales and Earnings summary for the first six months of 2002 has been restated to reflect the adoption of FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." In the first quarter of 2002, the Company recognized an after-tax extraordinary charge of $4.7 million on the early retirement of debt. As a result of the adoption of FASB Statement No. 145, effective January 1, 2003, such loss on the early retirement of debt does not meet the definition of an extraordinary item and, therefore, the Sales and Earnings summary for the first six months of 2002 was restated to reclassify the pre-tax charge of $7.2 million to a separate line item of pre-tax income. The tax benefit of $2.5 million related to this charge has been reclassified and is included in "Income taxes."


                      INTERNATIONAL SPECIALTY HOLDINGS INC.
                  SALES AND EARNINGS (Unaudited) - (Continued)
                                   (Millions)



                                                      Second Quarter                   Six Months
                                               ---------------------------      -------------------------
                                                  2002              2003           2002            2003
                                               -----------      ----------      ---------      ----------
Supplemental Business Segment Information:

Net sales (1):
     Specialty Chemicals.....................   $   146.7       $   159.0       $   306.3       $   316.9
     Industrial Chemicals....................        42.3            44.4            77.8            93.5
     Mineral Products........................        25.7            26.1            49.7            51.7
                                                ---------       ---------       ---------       ---------
Net sales....................................   $   214.7       $   229.5       $   433.8       $   462.1
                                                =========       =========       =========       =========
Operating income (1):
     Specialty Chemicals.....................  $    33.9       $    33.7       $    59.3       $    66.9
     Industrial Chemicals....................        0.4            (1.4)            3.1            (4.1)
     Mineral Products........................        7.2             4.7            12.9             8.7
                                               ---------       ---------       ---------       ---------
     Total segment operating income..........       41.5            37.0            75.3            71.5
     Unallocated corporate office............        0.1             0.1             0.1             0.3
                                               ---------       ---------       ---------       ---------
Operating income.............................  $    41.6       $    37.1       $    75.4       $    71.8
                                               =========       =========       =========       =========

Depreciation and amortization of
   intangible assets.........................  $    14.2       $    15.1       $    28.3       $    30.1
Capital expenditures and acquisitions........  $    21.9       $    23.4       $    30.7       $    33.0







(1) Effective January 1, 2003, the Company changed the composition of its reportable segments to be consistent with the current structure of the Company's businesses. Over the last several years, the Company has increased its focus on its higher margin consumer-oriented businesses. Consistent with that business focus, the Company now reports three business segments: Specialty Chemicals, Industrial Chemicals and Mineral Products. The Company's Specialty Chemicals segment consists of the personal care, pharmaceutical, food, beverage, performance chemicals and fine chemicals product lines. Sales and operating income by business segment for the second quarter and six months ended June 30, 2002 have been restated to conform with the 2003 presentation.


                      INTERNATIONAL SPECIALTY HOLDINGS INC.
                  SALES AND EARNINGS (Unaudited) - (Continued)
                                   (Millions)



                                                        Second Quarter             Six Months
                                                     -------------------      -------------------
                                                       2002        2003         2002        2003
                                                     --------    --------     --------    -------
Reconciliation of non-GAAP financial measures (1):

Operating income per GAAP..........................  $  41.6     $  37.1      $  75.4     $  71.8
Non-GAAP adjustments:
     Less: Other operating (gains) charges(2)......     (9.4)          -        (12.2)        1.5
                                                     -------     -------      -------     -------
Operating income, as adjusted......................  $  32.2     $  37.1      $  63.2     $  73.3
                                                     =======     =======      =======     =======



Supplemental Business Segment Information:
Operating income:
  Operating Income per GAAP-Specialty Chemicals....  $  33.9     $  33.7      $  59.3     $  66.9
  Non-GAAP adjustments.............................     (9.4)          -        (12.2)        1.1
                                                     -------     -------      -------     -------
  Operating Income-Specialty Chemicals as adjusted.  $  24.5     $  33.7      $  47.1     $  68.0
                                                     =======     =======      =======     =======

  Operating Income per GAAP-Industrial Chemicals...  $   0.4     $  (1.4)     $   3.1     $  (4.1)
  Non-GAAP adjustments.............................        -           -            -         0.2
                                                     -------     -------      -------     -------
  Operating Income-Industrial Chemicals as adjusted  $   0.4     $  (1.4)     $   3.1     $  (3.9)
                                                     =======     =======      =======     =======

  Operating Income per GAAP-Mineral Products.......  $   7.2     $   4.7      $  12.9     $   8.7
  Non-GAAP adjustments.............................        -           -            -         0.2
                                                     -------     -------      -------     -------
  Operating Income-Mineral Products as adjusted....  $   7.2     $   4.7      $  12.9     $   8.9
                                                     =======     =======      =======     =======

  Total segment operating income as adjusted.......  $  32.1     $  37.0      $  63.1     $  73.0
  Unallocated corporate office per GAAP............      0.1         0.1          0.1         0.3
                                                     -------     -------      -------     -------
  Operating income, as adjusted....................  $  32.2     $  37.1      $  63.2     $  73.3
                                                     =======     =======      =======     =======



(1) As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to investors and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow investors and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

(2) Non-GAAP adjustments in the first six months of 2003 included an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction. In the second quarter of 2002, non-GAAP adjustments included other operating gains of $9.4 million, consisting of $5.5 million from the gain on the sale of the Company's FineTech business and a $3.9 million gain on a contract settlement. Non-GAAP adjustments for the first six months of 2002 also included an other operating gain of $2.8 million related to a contract termination.